Exhibit 99.1

Montrose Environmental Group Acquires ETA and Announces Increase to 2024 Revenue and Consolidated Adjusted EBITDA Outlook

LITTLE ROCK, Ark. & WALBRIDGE, Ohio—April 2, 2024--Montrose Environmental Group, Inc. (“Montrose”) (NYSE: MEG), a premier environmental solutions company, today announced the acquisition of Engineering & Technical Associates, Inc. (“ETA”), a leader in Process Safety Management (PSM). ETA will join Montrose’s Assessment, Permitting & Response segment.

“We have partnered with ETA on client projects for many years and are excited to formally bring them into the Montrose family. We believe they will be highly additive to Montrose’s current Environmental, Health, Safety & Security advisory offerings,” said Vijay Manthripragada, President and Chief Executive Officer of Montrose Environmental Group.

ETA Co-Founders Dan and Lisa Wilczynski commented: “Having previously worked with the Montrose team to solve complex client challenges, we knew that our cultures, client philosophies and focus on superior outcomes were fully aligned. As part of a larger team, we can learn from each other, grow faster and create an industry-leading PSM offering. We’re excited to get started.”

Montrose Environmental also today announced an increase to its 2024 Revenue and Consolidated Adjusted EBITDA1 outlook. Given the Company’s continued strong organic performance, an improved 2024 outlook, and the impact of recently closed acquisitions, the Company is raising its full year 2024 Revenue and Consolidated Adjusted EBITDA1 guidance. 2024 Revenue is now expected to be in the range of $690 million to $740 million, up from the previous range of $675 million to $725 million. 2024 Consolidated Adjusted EBITDA1 is expected to be in the range of $95 million to $100 million, up from the previous range of $90 million to $95 million. Our Revenue and Consolidated Adjusted EBITDA1 outlook does not include any benefit from future acquisitions.

Mr. Manthripragada continued, "The strong execution against our cross-selling initiatives and plans has resulted in an improved outlook for the remainder of 2024. I am incredibly proud of our colleagues for their teamwork, collaboration and client service which manifest in our financial performance and continued value creation.”

Niehaus Law acted as legal advisor to ETA.

[1] Consolidated Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Financial Information” for a discussion thereof, including how it is calculated and the reasons why we believe it provides useful information to investors, and additional information regarding forward-looking non-GAAP guidance.

About Montrose

Montrose is a leading environmental solutions company focused on supporting commercial and government organizations as they deal with the challenges of today, and prepare for what’s coming tomorrow. With ~3200 employees across 100+ locations worldwide, Montrose combines deep local knowledge with an integrated approach to design, engineering, and operations, enabling Montrose to respond effectively and efficiently to the unique requirements of each project. From comprehensive air measurement and laboratory services to regulatory compliance, emergency response, permitting, engineering, and remediation, Montrose delivers innovative and practical solutions that keep its clients on top of their immediate needs – and well ahead of the strategic curve. For more information, visit www.montrose-env.com.

Forward‐Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "intend," "expect", and "may", and other similar expressions that predict or indicate future events or that are not statements of historical matters, including our 2024 Revenue and Consolidated Adjusted EBITDA outlook. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Non-GAAP Financial Information

In this release we present certain supplemental financial information regarding Consolidated Adjusted EBITDA that is not required by, or presented in accordance with, GAAP. We calculate Consolidated Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other items, including stock-based compensation expense and acquisition-related costs.

Consolidated Adjusted EBITDA is one of the primary metrics used by management to evaluate our financial performance and compare it to that of our peers, evaluate the effectiveness of our business strategies, make budgeting and capital allocation decisions and in connection with our executive incentive compensation. Consolidated Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results because it allows for more consistent comparisons of financial performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management, and by excluding items that may differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments.

Consolidated Adjusted EBITDA does, however, have certain limitations and should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with GAAP. Our presentation of Consolidated Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items for which we may make adjustments. In addition, Consolidated Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries, and other companies may not present it or similar measures. Management compensates for these limitations by using Consolidated Adjusted EBITDA as a supplemental financial metric and in conjunction with our results prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single measure and to view Consolidated Adjusted EBITDA in conjunction with the related GAAP measures.

We have provided estimates regarding Consolidated Adjusted EBITDA for 2024. These projections account for estimates of revenue, operating margins and corporate and other costs. However, we cannot reconcile our projection of Consolidated Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, without unreasonable efforts because of the unpredictable or unknown nature of certain significant items excluded from Consolidated Adjusted EBITDA and the resulting difficulty in quantifying the amounts thereof that are necessary to estimate net income (loss). Specifically, we are unable to estimate for the future impact of certain items, including income tax (expense) benefit, stock-based compensation expense, fair value changes and the accounting for the issuance of the Series A-2 preferred stock. We expect the variability of these items could have a significant impact on our reported GAAP financial results.

Contacts

Montrose
Investor Relations:
Rodny Nacier
(949) 988-3383
ir@montrose-env.com

Media Relations:
Sarah Kaiser
(225) 955-1702
pr@montrose-env.com